EXHIBIT 11


                             TOTAL CONTAINMENT, INC.
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)


                                                 Three months ended       Nine months ended
                                                     September 30,          September 30,
                                                 1996        1995         1996        1995
                                                   (In thousands, except per share data)
Primary:
Average shares outstanding                        4,642       4,642       4,642      4,642
1995 -  Options were anti-dilutive
1996 - Net effect of dilutive stock
 options based on the treasury
 stock method using average
 market price                                        38         ---          22        ---

 Totals                                           4,680       4,642       4,664      4,642
                                                 ======      ======      ======     ======
 Net income (loss)                               $  593      $1,051      $1,228     $ (725)
                                                 ======      ======      ======     ======
 Per share amount                                $ 0.13      $ 0.23      $ 0.26     $(0.16)
                                                 ======      ======      ======     ======


Fully diluted:
Average shares outstanding                        4,642       4,642       4,642      4,642
1995 -  Options were anti-dilutive
1996 - Net effect of dilutive stock
 options based on the treasury
 stock method using
 the quarter-end market price
 which is greater than the quarter
 average market price                                38        ---          22         ---

 Totals                                           4,680      4,642       4,664       4,642
 Net income                                     $   593     $1,051      $1,228      $ (725)
                                                =======     ======      ======      ======
 Per share amount                               $  0.13     $ 0.23      $ 0.26      $(0.16)
                                                =======     ======      ======      ======
